Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
(866) 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Amit Lev Ari
011-972-3-516-7620
amit@km-ir.co.il

Ampal-American Israel Corporation
Acquires Interest in East
Mediterranean Gas

Ampal acquired a 2% beneficial ownership in EMG for
$29,960,000

Ampal granted the exclusive right to negotiate for a portion of
Merhav’s remaining shares of EMG.

TEL AVIV, Israel, December 5, 2005 – Ampal-American Israel Corporation (Nasdaq: AMPL) announced today that a wholly-owned subsidiary of the Company has acquired an interest in East Mediterranean Gas Company (“EMG”) from Merhav M.N.F. Ltd. (“Merhav”).

EMG is an Egyptian joint stock company which has been given the right to export natural gas from Egypt to Israel and other locations in the East Mediterranean basin. Egyptian natural gas shall reach the Israeli market via an underwater pipeline, which EMG expects to be completed during 2007.

Under the terms of the transaction, the Company acquired a 2% beneficial ownership in EMG for a purchase price of $29,960,000. Additionally, the Company was granted the exclusive right to negotiate to acquire a substantial portion of Merhav’s remaining shares of EMG. The Company also has the right for a period of time to require Merhav to repurchase the EMG interest.

Yosef A. Maiman, the Chairman of the Company’s Board of Directors and the Company’s controlling shareholder, is the sole owner of Merhav. The transaction was approved by a special committee of the Board of Directors composed of the Company’s independent directors. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. acted as financial advisors to the special committee.

Of the transaction, Mr. Maiman said: “I am committed to Ampal, and I believe in the energy sector in Israel. I believe Ampal can become a main player in the natural gas market. I am extremely pleased that Ampal can now share in what promises to be a very bright future for EMG. Once operational, we believe that the strong cash flow deriving from the pipeline will back future expansion of Ampal’s business activity, and will generate value for Ampal shareholders.

Jack Bigio, President and Chief Executive Officer of Ampal: “I am excited by the opportunity that this transaction presents to Ampal and our shareholders. The acquisition supports Ampal’s strategy of spotting and investing in companies or ventures with strong potential for growth. We fully intend to pursue a larger interest in EMG in the months to come.”

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: real estate, leisure-time and other. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events or future financial performance of the Company, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, and the global business and economic conditions in the different sectors and markets where the Company’s portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.